CERTIFICATE OF FORMATION

                                       OF

                           PIONEER ALLWEATHER FUND LLC


         This Certificate of Formation, dated as of July , 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. 18-101, ET SEQ.).

                  FIRST. The name of the limited liability company formed hereby is Pioneer AllWeather Fund LLC (the "LLC").

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                         /s/ Osbert M. Hood
                                         Name:  Osbert M. Hood
                                         Authorized Person